   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1997



                                                   REGISTRATION NO. 333-


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                                                                 NORTH FORK CAPITAL TRUST II
              NORTH FORK BANCORPORATION, INC.                                   NORTH FORK CAPITAL TRUST III
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR TRUST
                                                                                         AGREEMENTS)

                         DELAWARE                                                         DELAWARE
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR                 (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                        ORGANIZATION)                                                   ORGANIZATION)



                            ------------------------



                           6712                                                             6719
 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)         (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                        11-1353410                                                       APPLIED FOR
           (I.R.S. EMPLOYER IDENTIFICATION NO.)                             (I.R.S. EMPLOYER IDENTIFICATION NO.)



                            ------------------------


                             275 BROAD HOLLOW ROAD

                            MELVILLE, NEW YORK 11747
                                 (516) 844-1004
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------


                       JOHN A. KANAS                                                   DANIEL M. HEALY
      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER                             EXECUTIVE VICE PRESIDENT
              NORTH FORK BANCORPORATION, INC.                                    AND CHIEF FINANCIAL OFFICER
                   275 BROAD HOLLOW ROAD                                       NORTH FORK BANCORPORATION, INC.
                 MELVILLE, NEW YORK 11747                                           275 BROAD HOLLOW ROAD
                      (516) 844-1256                                              MELVILLE, NEW YORK 11747
                                                                                       (516) 844-1258


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENTS FOR SERVICE)


                            ------------------------


                                   COPIES TO:

                            VINCENT J. PISANO, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                            ------------------------



    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From Time to Time after the Effective Date of this Registration Statement.


    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]



                        CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                    AMOUNT TO       PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED              BE REGISTERED      OFFERING PRICE     AGGREGATE OFFERING PRICE  REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Capital Securities of North Fork Capital Trust
  II...........................................         (1)                (2)                     (1)                  N/A
----------------------------------------------------------------------------------------------------------------------------------
Capital Securities of North Fork Capital Trust
  III..........................................         (1)                (2)                     (1)                  N/A
----------------------------------------------------------------------------------------------------------------------------------
Guarantees by North Fork Bancorporation, Inc.
  of the above-referenced Capital Securities...         (3)                (3)                     (3)                  N/A
----------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debt Securities of North
  Fork
  Bancorporation, Inc. ........................         (1)                (2)                     (1)                  N/A
----------------------------------------------------------------------------------------------------------------------------------
        Total..................................    $100,000,000            N/A                $100,000,000         $30,303.03(4)
==================================================================================================================================



(1) Subject to the following sentence, there is being registered hereunder an indeterminate number of Capital Securities of North Fork Capital Trust II and North Fork Capital Trust III (collectively, the "Trusts") and an indeterminate principal amount of Junior Subordinated Debt Securities of North Fork Bancorporation, Inc. ("North Fork" or the "Corporation"). In no event will the aggregate initial offering price of the Capital Securities of the Trusts issued under this Registration Statement exceed $100,000,000 exclusive of accrued interest and dividends, if any. A like amount of Junior Subordinated Debt Securities may be issued and sold by North Fork to any of the Trusts, in which event such Junior Subordinated Debt Securities may later be distributed for no additional consideration to the holders of the Capital Securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.


(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.


(3) Includes the rights of holders of the Capital Securities under the Guarantees and certain back-up undertakings, comprised of the obligations of North Fork to provide certain indemnities in respect of, and pay and be responsible for, certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Capital Securities) and such obligations of North Fork as set forth in the Declaration of Trust of each Trust and the Indenture, in each case as amended from time to time and as further described in the Registration Statement. The Guarantees, when taken together with North Fork's obligations under the Junior Subordinated Debt Securities, the Indenture and each Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by North Fork of payments due on the Capital Securities. No separate consideration will be received for any Guarantees or such back-up obligations.


(4) Previously paid.



    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROSPECTUS

                          NORTH FORK CAPITAL TRUST II
                          NORTH FORK CAPITAL TRUST III
                               CAPITAL SECURITIES

                        NORTH FORK BANCORPORATION, INC.
                      JUNIOR SUBORDINATED DEBT SECURITIES
                            ------------------------


     North Fork Capital Trust II and North Fork Capital Trust III (each a "North Fork Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, Capital Securities, representing undivided beneficial interests in the assets of the respective North Fork Capital Trusts ("Capital Securities"). The payment of distributions with respect to Capital Securities of each of the North Fork Capital Trusts out of moneys held by each of the North Fork Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Capital Securities, will be guaranteed by North Fork Bancorporation, Inc., a Delaware corporation ("North Fork" or the "Corporation"), to the extent described herein (each a "Guarantee"). See "Description of the Guarantees" below. The Corporation's obligations under the Guarantees will be subordinate and junior in right of payment to all other liabilities of the Corporation, if any, issued from time to time by the Corporation. Junior Subordinated Debt Securities (as defined below) may be issued and sold by the Corporation from time to time in one or more series to a North Fork Capital Trust, or a trustee of such North Fork Capital Trust, in connection with the investment of the proceeds from the offering of Capital Securities and Common Securities (as defined herein) of such North Fork Capital Trust. The Junior Subordinated Debt Securities purchased by a North Fork Capital Trust may be subsequently distributed pro rata to holders of Capital Securities and Common Securities in connection with the dissolution of such North Fork Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.


                                                        (Continued on next page)

     THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

     The Offered Securities may be offered directly, through agents designated from time to time, to or through underwriters or dealers or through a combination of such methods. See "Plan of Distribution." If any agents of the Corporation, any North Fork Capital Trust or any underwriters are involved in the sale of the Offered Securities, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement with respect to such Offered Securities. The net proceeds to the Corporation from such sale also will be set forth in the applicable Prospectus Supplement.
                            ------------------------


               The date of this Prospectus is November 21, 1997.

(Continued from front cover)

     The Junior Subordinated Debt Securities, the Capital Securities and the related Guarantees are collectively referred to as the "Offered Securities." The Capital Securities and Common Securities are collectively referred to as the "Trust Securities."


     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered, such as, where applicable, (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, currency, denomination, maturity, priority, interest rate (which may be variable or fixed), time of payment of interest, terms of redemption at the option of the Corporation or repayment at the option of the holder or any provisions for sinking fund payments, the designation of the Trustee (as defined in the applicable Indenture or Supplemental Indenture) acting under the applicable Indenture or Supplemental Indenture and the initial public offering price and (ii) in the case of Capital Securities or the related Guarantees, the specific designation, aggregate offering amount, denomination, term, coupon rate, time of payment of distributions, terms of redemption at the option of the Corporation or repayment at the option of the holder, the designation of the Trustee acting under the applicable Indenture, Supplemental Indenture (as defined herein) or Guarantee and the initial public offering price, will be set forth in the accompanying Prospectus Supplement.


     The Offered Securities will be issued only in registered form, including in the form of Global Securities, unless otherwise set forth in the Prospectus Supplement.

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT NOR ANY SALE OF OR OFFER TO SELL THE OFFERED SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE RESPECTIVE DATES OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT OR THAT THE INFORMATION IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE RESPECTIVE DATES OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Corporation and the North Fork Capital Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the North Fork Capital Trusts, and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Suite 1300, Seven World Trade Center, New York, New York 10048, and at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's web site address, http://www.sec.gov. In addition, certain securities of the Corporation are listed on the New York Stock Exchange, Inc. (the "NYSE"). Material filed by the Corporation may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Trusts have been included herein. The Corporation and the Trusts do not consider that such financial statements would be material to holders of the Capital Securities because the Trusts are newly formed special purpose entities, have no operating history or independent operations and are not engaged in and do not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debt Securities and issuing the Trust Securities. See "THE TRUSTS," "DESCRIPTION OF THE CAPITAL SECURITIES," "DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES" and "DESCRIPTION OF THE GUARANTEE." In addition, the Corporation does not expect that the Trusts will file reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which have been filed with the Commission by the Corporation pursuant to the Exchange Act are hereby incorporated by reference:

          (i) Annual Report on Form 10-K for the year ended December 31, 1996;


          (ii) Current Reports on Form 8-K dated February 25, 1997, April 10, 1997, April 22, 1997, June 24, 1997, July 25, 1997, October 7, 1997,
     October 15, 1997 and November 20, 1997.


          (iii) Quarterly Reports on Form 10-Q for the three months ended March 31, 1997, June 30, 1997 and September 30, 1997.

          (iv) The Joint Proxy Statement/Prospectus of the Corporation and Branford Savings Bank ("Branford"), dated November 7, 1997, relating to the Branford Merger (as defined herein) (the "Joint Proxy
     Statement/Prospectus").

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

     The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus and the accompanying Prospectus Supplement is delivered, upon written or oral request of such person, a copy of any and all documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to North Fork Bancorporation, Inc., 275 Broad Hollow Road, Melville, New York 11747,
Attention: Anthony Abate, Secretary (telephone number: (516) 844-1004).


     THIS PROSPECTUS AND THE PORTIONS OF THE JOINT PROXY STATEMENT/PROSPECTUS INCORPORATED BY REFERENCE HEREIN CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF NORTH FORK, INCLUDING STATEMENTS RELATING TO THE COST SAVINGS AND REVENUE ENHANCEMENTS THAT ARE EXPECTED TO BE REALIZED FROM THE BRANFORD MERGER AND THE NEW YORK BANCORP MERGER (EACH AS DEFINED HEREIN, AND TOGETHER, THE "MERGERS"). FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS OR REVENUE ENHANCEMENTS FROM THE MERGERS CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGERS IS GREATER THAN EXPECTED; (3) COMPETITIVE PRESSURE IN THE BANKING AND FINANCIAL SERVICES INDUSTRY INCREASES SIGNIFICANTLY;
(4) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; AND (5) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATE OF NEW YORK, ARE LESS FAVORABLE THAN EXPECTED.


                                USE OF PROCEEDS

     All of the proceeds from the sale of the Trust Securities will be invested by the North Fork Capital Trusts in Junior Subordinated Debt Securities. The Corporation intends to apply the net proceeds from the sale of the Junior Subordinated Debt Securities to its general funds to be used by its management for general corporate purposes.

                                   THE TRUSTS


     Each of North Fork Capital Trust II and North Fork Capital Trust III is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of Trust (each a "Declaration") executed by the Corporation, as depositor for such trust (the "Depositor") and the North Fork Capital Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 14, 1997. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The North Fork Capital Trusts exist for the exclusive purposes of (i) issuing the Capital Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities"), (ii) investing the gross proceeds of the Trust Securities in Junior Subordinated Debt Securities (as defined below) and

(iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities except that upon an event of default under the applicable Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Corporation will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each North Fork Capital Trust. Each North Fork Capital Trust's business and affairs will be conducted by the trustees (the "North Fork Capital Trustees") appointed by the Corporation, as the direct or indirect holder of all the Common Securities. Except in certain limited circumstances the holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the North Fork Capital Trustees of a North Fork Capital Trust. The duties and obligations of the North Fork Capital Trustees shall be governed by the Declaration of such North Fork Capital Trust. A majority of the North Fork Capital Trustees of each North Fork Capital Trust will be persons who are employees or officers of or affiliated with the Corporation (the "Administrative Trustees"). One North Fork Capital Trustee of each North Fork Capital Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one North Fork Capital Trustee of each North Fork Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Corporation will pay all fees and expenses related to the North Fork Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Corporation. The office of the Delaware Trustee for each North Fork Capital Trust in the State of Delaware is Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The principal executive office of each North Fork Capital Trust shall be c/o North Fork Bancorporation, Inc., 275 Broad Hollow Road, Melville, New York 11747, Attention: Anthony Abate, Secretary (telephone number: (516) 844-1004).

                                   NORTH FORK


     North Fork, with its executive headquarters located in Melville, New York, is a bank holding company organized under the laws of the State of Delaware in 1980 and registered under the Bank Holding Company Act of 1956, as amended. North Fork's primary subsidiary, North Fork Bank, operates 80 retail banking facilities throughout Suffolk and Nassau Counties on Long Island, New York, as well as in the New York City boroughs of Manhattan, Queens and the Bronx and in Westchester and Rockland Counties north of New York City. North Fork's proposed acquisition of Branford Savings Bank (see below) represents North Fork's initial acquisition outside the State of New York.


     At September 30, 1997, North Fork had assets of $6.6 billion, deposits of $4.5 billion and stockholders' equity of $538 million. The principal executive offices of North Fork are located at 275 Broad Hollow Road, Melville, New York 11747 and its telephone number is (516) 844-1004.

     On October 7, 1997, North Fork entered into an agreement and plan of merger with New York Bancorp Inc. ("New York Bancorp") pursuant to which New York Bancorp will be merged (the "New York Bancorp Merger") with and into North Fork. As of September 30, 1997, New York Bancorp had assets of approximately $3.2 billion, deposits of approximately $1.7 billion and stockholders' equity of approximately $169 million. New York Bancorp serves customers from its primary subsidiary, Home Federal, which operates thirty-one full service branch offices throughout Kings, Queens, Nassau, Westchester and Suffolk Counties of New York. Immediately after the New York Bancorp Merger, Home Federal will be merged with and into North Fork Bank. In connection with this transaction, North Fork will issue 1.19 shares of North Fork Common Stock for each New York Bancorp share. The New York Bancorp Merger is expected to be consummated in the first quarter of 1998 and will be accounted for under the pooling of interests accounting method.


     On July 24, 1997, North Fork entered into an agreement and plan of merger with Branford Savings Bank ("Branford"), a Connecticut-chartered savings bank, pursuant to which Branford will be merged (the "Branford Merger") with and into a wholly-owned subsidiary of North Fork. At September 30, 1997, Branford had $183 million in total assets, $162 million in deposits, $18 million in stockholders' equity and serves customers from five branches in the Connecticut towns of Branford, North Branford and East Haven and surrounding communities in New Haven County, Connecticut. The Branford Merger represented North Fork's initial acquisition outside the State of New York. In connection with this transaction, North Fork will issue approximately 1,283,674 shares of North Fork Common Stock. The Branford Merger is expected to be consummated prior to December 31, 1997 and will be accounted for under the purchase method of accounting.


     On December 31, 1996, North Fork completed a business combination with North Side by merging North Side with and into North Fork Bank. At closing, North Side had $1.6 billion in total assets, $1.2 billion in deposits, $124.4 million in capital and operated seventeen full service banking locations in the New York City boroughs of the Bronx and Queens and Nassau and Suffolk Counties.

     In March, 1996, North Fork Bank completed its purchase of the domestic commercial banking business of Extebank, which at closing had approximately $387 million in assets and $348 million in deposits, for $47 million in cash. Additionally, during March 1996, North Fork Bank completed its acquisition of ten Long Island branches of First Nationwide Bank, and assumed $572 million in customer deposit liabilities, for which it paid a deposit premium of 6.35%.

     In July, 1995, North Fork completed its purchase acquisition of Great Neck Bancorp, the parent company of Bank of Great Neck, a Long Island based commercial bank ("Great Neck"). Great Neck, with assets of $91 million, including $49.4 million in net loans, and $90.3 million in deposits, was merged into North Fork Bank.

     In November, 1994, North Fork completed a business combination with Metro, the parent company of Bayside Federal Savings Bank ("Bayside"), by merging Metro with and into North Fork. Simultaneously, Bayside (with approximately $1.0 billion in assets, $.9 billion in deposits and $83.5 million in stockholders' equity, operating through 13 full-service banking locations in the New York City borough of

Queens and Nassau and Suffolk Counties) was merged with and into North Fork Bank. The merger was accounted for as a pooling of interests.

     North Fork, through North Fork Bank, provides a variety of banking and financial services to middle market and small business organizations, local governmental units, and retail customers in the metropolitan New York area.

     From time to time, North Fork investigates and holds discussions and negotiations in connection with possible transactions with other banks. As of the date of this Prospectus, North Fork has not entered into any agreements or understandings with respect to any significant transactions of the type referred to above except for the transactions described herein and in documents incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Any such transaction would be subject to stockholder approval only if required under applicable law or the rules of the NYSE.

     For more information about North Fork, reference is made to the 1996 North Fork Form 10-K which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Corporation for each of the following periods:


                                  NINE MONTHS
                                     ENDED
                                 SEPTEMBER 30,                YEARS ENDED DECEMBER 31,
                                ----------------      -----------------------------------------
                                1997       1996       1996     1995     1994     1993     1992
                                -----      -----      -----    -----    -----    -----    -----
    Ratio of earnings to fixed
      charges (excluding
      interest on deposits)...   3.60       4.32       3.87     5.73     4.35     2.81     3.69
    Raio of earnings to fixed
      charges (including
      interest on deposits)...   1.91       1.74       1.64     1.83     1.61     1.19     1.16


     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary items and cumulative effect of changes in accounting principle, plus fixed charges (excluding capitalized interest but including amortization of amounts previously capitalized), less equity in undistributed earnings of companies owned less than 50 percent. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, and that portion of rental expense which the Corporation believes to be representative of interest. A statement setting forth the computation of the unaudited ratio of earnings to fixed charges has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                     DESCRIPTION OF THE CAPITAL SECURITIES


     Each North Fork Capital Trust may issue, from time to time, only one series of Capital Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of Trust of each North Fork Capital Trust authorizes the Administrative Trustees of such North Fork Capital Trust to issue on behalf of such North Fork Capital Trust one series of Capital Securities. The Declaration of Trust will be qualified as an indenture under the Trust Indenture Act. The Capital Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of Trust or made part of the Declaration of Trust by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Capital Securities of the North Fork Capital Trust for specific terms, including
(i) the distinctive designation of such Capital Securities; (ii) the number of Capital Securities issued by such North Fork Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Capital Securities issued by such North Fork Capital Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Capital Securities shall be payable on a semi-annual basis to holders of such Capital Securities as of a record date in each semi-annual period during which such Capital Securities are outstanding; (iv) whether distributions on Capital Securities issued by such North Fork Capital Trust shall be cumulative, and, in the case of Capital Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Capital Securities issued by such North Fork Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such North Fork Capital Trust to the holders of Capital Securities of such North Fork Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such North Fork Capital Trust; (vi) the obligation, if any, of such North Fork Capital Trust to purchase or redeem Capital Securities issued by such North Fork Capital Trust, the price or prices at which, the period or periods within which, and the terms and conditions upon which, Capital Securities issued by such North Fork Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Capital Securities issued by such North Fork Capital Trust in addition to those required by law, including the number of votes per Capital Security and any requirement for the approval by the holders of Capital Securities, or of Capital Securities issued by one or more North Fork Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of Trust of such North Fork Capital Trust; (viii) the terms and conditions, if any, upon which the assets of such North Fork Capital Trust may be distributed to holders of Capital Securities; (ix) if applicable, any securities exchange upon which the Capital Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Capital Securities issued by such North Fork Capital Trust not inconsistent with the Declaration of Trust of such North Fork Capital Trust or with applicable law. All Capital Securities offered hereby will be guaranteed by the Corporation to the extent set forth below under "Description of the Guarantees." Any United States Federal income tax considerations applicable to any offering of Capital Securities will be described in the Prospectus Supplement relating thereto.


     In connection with the issuance of Capital Securities, each North Fork Capital Trust will issue one series of Common Securities. The Declaration of Trust of each North Fork Capital Trust authorizes the Administrative Trustees of such trust to issue on behalf of such North Fork Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a North Fork Capital Trust will be substantially identical to the terms of the Capital Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities except that, upon an event of default under the Declaration of Trust, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the North Fork Capital Trustees of a North Fork Capital Trust. All of the Common Securities of each North Fork Capital Trust will be directly or indirectly owned by the Corporation.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES


     Junior Subordinated Debt Securities may be issued from time to time in one or more series under an indenture (the "Indenture"), between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee") which was filed as an exhibit to the Registration Statement on Form S-4 (File No. 333-24419) as filed by the Corporation and North Fork Capital Trust I with the Commission on April 2, 1997. The terms of the Junior Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.


GENERAL


     The Junior Subordinated Debt Securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Corporation subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination." The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an Indenture supplemental to the Indenture, or a resolution of the Corporation's Board of Directors or a special committee appointed thereby and set forth in an Officer's Certificate (each, a "Supplemental Indenture").


     In the event Junior Subordinated Debt Securities are issued to a North Fork Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such North Fork Capital Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such North Fork Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a North Fork Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such North Fork Capital Trust.

     Reference is made to the Prospectus Supplement relating to the particular Junior Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Junior Subordinated Debt Securities; (2) the aggregate principal amount of such Junior Subordinated Debt Securities; (3) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (4) the date or dates on which such Junior Subordinated Debt Securities will mature and the right, if any, to extend such date or dates; (5) the rate or rates, if any, per annum, at which such Junior Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions for a sinking purchase or other analogous fund, if any; (9) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Corporation or the holder; (10) the form of such Junior Subordinated Debt Securities; and (11) any other specific terms of the Junior Subordinated Debt Securities. Principal, premium, if any, and interest, if any, will be payable, and the Junior Subordinated Debt Securities offered hereby will be transferable, at the corporate trust office of Bankers Trust Company, as Property Trustee (the "Property Trustee") in New York, New York, provided that payment of interest, if any, may be made at the option of the Corporation by check mailed to the address of the person entitled thereto as it appears in the Security Register.


     If a Prospectus Supplement specifies that a series of Junior Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Junior Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Junior Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.


     The Indenture contains no covenants or other provisions to afford protection to holders of the Junior Subordinated Debt Securities in the event of a highly leveraged transaction or a change in control of the Corporation, except to the limited extent described under "Consolidation, Merger, Sale of Assets and Other Transactions" below.


DENOMINATIONS, REGISTRATION AND TRANSFER


     The Junior Subordinated Debt Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of the Depository Trust Company ("DTC") if, and only if, distributed to the holders of the Trust Securities. Until such time, the Junior Subordinated Debt Securities will be registered in the name of the Trust and held by the Property Trustee. Should the Junior Subordinated Debt Securities be distributed to holders of the Trust Securities, beneficial interests in the Junior Subordinated Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below, Junior Subordinated Debt Securities in certificated form will not be issued in exchange for the global certificates.


     A global security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default (as defined below). Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.


     Payments on Junior Subordinated Debt Securities represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable, and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any payment agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debt Securities are issued in certificated form, the record dates for payment of interest will be the 1st day of the last month of each semi-annual period.

PAYMENT AND PAYING AGENTS


     Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the office of the Debenture Trustee in the City of New York or at the office of any paying agent or paying agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (except in the case of Junior Subordinated Debt Securities in global form), (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register for Junior Subordinated Debt Securities or (ii) by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debt Security will be made to the person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however the Corporation will at all times be required to maintain a paying agent in each place of payment for the Junior Subordinated Debt Securities.



     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.


RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation covenants and agrees with each holder of Junior Subordinated Debt Securities of a series issued to a North Fork Capital Trust that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Corporation's capital stock (which includes common and preferred stock), or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities of such series or (iii) make any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the related Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior in interest to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being covered or exchanged), if at such time (i) there shall have occurred a Debenture Event of Default, (ii) the Corporation shall be in default with respect to its payment of any obligations under the related Guarantee or (iii) the Corporation shall have given notice of its election to begin an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

     The Corporation also covenants with each Holder of Junior Subordinated Debt Securities of a series issued to a North Fork Capital Trust (i) to maintain directly 100% ownership of the Common Securities of such North Fork Capital Trust; provided, however, that any permitted successor of the Corporation hereunder may succeed to the Corporation's ownership of such Common Securities,
(ii) not to voluntarily
terminate, windup or liquidate such North Fork Capital Trust, except (a) in connection with a distribution of the Junior Subordinated Debt Securities of such series to the holders of Capital Securities in liquidation of such North Fork Capital Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Declaration of Trust and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Declaration of Trust, to cause such North Fork Capital Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States Federal income tax purposes.

MODIFICATION OF INDENTURE


     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debt Securities or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of holders of not less than a majority in principal amount of Junior Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity or reduce the principal amount of the Junior Subordinated Debt Securities or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Indenture.



     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Indenture for the purpose of creating any Other Debentures.


DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to each series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":


          i) failure for thirty days to pay any interest on the Junior Subordinated Debt Securities of that series when due (subject to the deferral of any due date in the case of an Extension Period); or


          ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debt Securities of that series when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or


          iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for ninety days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series; or


          iv) certain events in bankruptcy, insolvency or reorganization of the Corporation; or


          v) in respect of a series issued to a North Fork Capital Trust, the voluntary or involuntary dissolution, winding-up or termination of such North Fork Capital Trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such North Fork Capital Trust, the redemption of all of the Trust Securities of such North Fork Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Declaration of Trust.


     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate principal amount of the Outstanding Securities of the Capital Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installations of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.



     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. Should the holders of such Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.



     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES


     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.


     The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the applicable Declaration of Trust.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United

States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is permitted under the applicable Declaration and the applicable Guarantee and does not give rise to any breach or violation of the applicable Declaration or the applicable Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debt Securities.

SUBORDINATION

     The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Corporation to the extent set forth in the applicable Prospectus Supplement.

RESTRICTIONS ON TRANSFER

     Unless otherwise provided in a Prospectus Supplement, the Junior Subordinated Debt Securities will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Junior Subordinated Debt Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debt Securities.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.


INFORMATION CONCERNING THE DEBENTURE TRUSTEE



     Subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.



                         DESCRIPTION OF THE GUARANTEES


     Set forth below is a summary of information concerning the Guarantees which will be executed and delivered by the Corporation for the benefit of the holders from time to time of Capital Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Bankers Trust Company will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each

Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities of the applicable North Fork Capital Trust.

GENERAL


     Pursuant to each Guarantee, the Corporation will irrevocably agree, to the extent set forth therein, to pay in full on a subordinated basis to the holders of the Capital Securities issued by a North Fork Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such North Fork Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such North Fork Capital Trust may have or assert other than the defense of payment. The following payments with respect to Capital Securities issued by a North Fork Capital Trust, to the extent not paid by such North Fork Capital Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Capital Securities, to the extent such North Fork Capital Trust shall have funds available therefor; (ii) the applicable redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such North Fork Capital Trust has funds available therefor, with respect to any Capital Securities called for redemption by such North Fork Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of such North Fork Capital Trust (other than in connection with the distribution of the assets of such North Fork Capital Trust to the holders of Capital Securities or the redemption of all of the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Capital Securities to the date of payment, to the extent such North Fork Capital Trust has funds available therefor and (b) the amount of assets of such North Fork Capital Trust remaining available for distribution to holders of such Capital Securities in liquidation of such North Fork Capital Trust after satisfaction of liabilities to creditors of such North Fork Capital Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of Capital Securities or by causing the applicable North Fork Capital Trust to pay such amounts to such holders.



     Each Guarantee will be an irrevocable guarantee on a subordinated basis with respect to the Capital Securities issued by the applicable North Fork Capital Trust, but will not apply to any payment of distributions except to the extent such North Fork Capital Trust shall have funds available therefor, and is not a guarantee of collection. If the Corporation does not make interest payments on the Junior Subordinated Debt Securities purchased by a North Fork Capital Trust, such North Fork Capital Trust will not pay distributions on the Capital Securities issued by such North Fork Capital Trust and will not have funds legally available therefor.


     The Corporation has also agreed separately to irrevocably and unconditionally guarantee the obligations of the North Fork Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Guarantees, except that upon an event of default under the Indenture, holders of Capital Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE GUARANTEES

     The Guarantees will constitute unsecured obligations of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as Junior Subordinated Debt Securities.

     Each Guarantee will rank pari passu with all Other Guarantees (as defined therein) issued by the Corporation. The Guarantees will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantees will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the applicable North Fork Capital Trust or upon distribution to the holders of the Capital Securities of the Junior

Subordinated Debt Securities. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT


     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), each Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.


EVENTS OF DEFAULT

     An event of default under a Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of a Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under a Guarantee.

     Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under a Guarantee without first instituting a legal proceeding against the applicable North Fork Capital Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under each Guarantee.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     Each Guarantee provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to an Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia and such successor Person expressly assumes the Corporation's obligations on such Guarantee; (ii) immediately after giving effect thereto, no event of default under such Guarantee, and no event which, after notice or lapse of time or both, would become an event of default under such Guarantee, shall have happened and be continuing; (iii) such transaction is permitted under the applicable Declaration of Trust and Indenture and does not give rise to any breach or violation of the applicable Declaration of Trust or Indenture; and (iv) certain other conditions as prescribed in such Guarantee are met.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of a Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default with respect to such Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the power vested in it by a Guarantee at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION


     Each Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities issued by the applicable North Fork Capital Trust or upon distribution of Junior Subordinated Debt Securities to the holders of the Capital Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities issued by the applicable North Fork Capital Trust must restore payment of any sums paid under the Capital Securities or the Guarantee.


GOVERNING LAW

     The Guarantees will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Corporation may sell the Junior Subordinated Debt Securities and any North Fork Capital Trust may sell Capital Securities in any of, or any combination of, the following ways: (i) directly to purchasers; (ii) through agents, (iii) through underwriters, and (iv) through dealers.


     Offers to purchase Offered Securities may be solicited directly by the Corporation and/or any North Fork Capital Trust, as the case may be, or by agents designated by the Corporation and/or any North Fork Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Corporation in the ordinary course of business.



     If an underwriter or underwriters are utilized in the sale, the Corporation will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.



     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Corporation and/or any North Fork Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.



     Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by the Corporation and/or any North Fork Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act of 1933.



     The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.



                             VALIDITY OF SECURITIES



     Certain matters relating to the validity of the Capital Securities, the Junior Subordinated Debt Securities and the Guarantees, the enforceability of the Declarations and the formation of the Trusts and certain matters relating thereto will be passed upon on behalf of the Corporation and the North Fork Capital Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Corporation and the North Fork Capital Trusts. Certain United States Federal income taxation matters will be passed upon for the Corporation and the North Fork Capital Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Corporation and the North Fork Capital Trusts.

                                    EXPERTS



     The consolidated financial statements of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, included in the Corporation's 1996 Form 10-K incorporated by reference into this Prospectus, have been incorporated by reference herein and in the Registration Statement of which this Prospectus is a part in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in the Corporation's 1996 Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to various changes in accounting as discussed in the notes to these statements.



     The consolidated financial statements of New York Bancorp Inc. and subsidiaries as of September 30, 1996 and 1995 and for each of the years in the three year period ended September 30, 1996, and for the periods ending June 30, 1997 and 1996, included in the Corporation's Current Report on Form 8-K dated November 20, 1997 incorporated by reference into this Prospectus, have been incorporated by reference herein and in the Registration Statement of which this Prospectus is a part in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in the Corporation's Current Report on Form 8-K dated November 20, 1997 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to various changes in accounting as discussed in the notes to these statements.



                                  ACCOUNTANTS



     The consolidated financial statements of Branford Savings Bank as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, included in Branford's 1996 Form F-2 and incorporated by reference into this Prospectus, have been incorporated by reference herein and in the Registration Statement of which the Prospectus is a part in reliance upon the report of Seward & Monde, independent auditors, included in Branford's 1996 Form F-2 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE HEREBY EXCEPT AS CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE TRUST, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CAPITAL SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Certain ERISA Considerations..........
Incorporation of Certain Documents by
  Reference...........................
Summary...............................
Risk Factors..........................
Use of Proceeds.......................
North Fork Capital Trust II...........
North Fork............................
Selected Historical Financial
  Information.........................
The Merger............................
Pro Forma Condensed Combined Financial
  Statements..........................
Capitalization........................
Accounting Treatment..................
Description of Capital Securities.....
Description of Junior Subordinated
  Debt Securities.....................
Description of Guarantee..............
Relationship Among the Capital
  Securities, the Junior Subordinated
  Debt Securities and the Guarantee...
Certain United States Federal Income
  Tax Consequences....................
Plan of Distribution..................


$100,000,000

NORTH FORK CAPITAL
TRUST I


      % CAPITAL TRUST PASS-THROUGH

SECURITIES(SM) (TRUPS(SM))

(LIQUIDATION AMOUNT $1,000 PER
CAPITAL SECURITY)

FULLY AND UNCONDITIONALLY GUARANTEED,
AS DESCRIBED HEREIN, BY

NORTH FORK
BANCORPORATION, INC.
SALOMON BROTHERS INC

PROSPECTUS SUPPLEMENT



DATED NOVEMBER   , 1997

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:


    Filing Fee for Registration Statement..................................    $ 30,303
    Legal Fees and Expenses................................................      75,000
    Accounting Fees and Expenses...........................................      30,000
    Printing and Engraving Fees............................................     125,000
    Trustee's expenses.....................................................      10,000
    Miscellaneous..........................................................      10,000
                                                                               --------
    Total..................................................................    $280,303



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of the Corporation may be indemnified by the Corporation against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Corporation if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless a court determines otherwise.

     In addition, the Corporation maintains a Directors' and Officers' policy.

     Article Seventh of the Restated Certificate of Incorporation of the Corporation and Article IX of the Bylaws of the Corporation provides that, to the fullest extent permitted by law, directors of the Corporation will not be liable for monetary damages to the Corporation or its stockholders for breaches of their fiduciary duties.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference to this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby further undertake that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, North Fork Bancorporation, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, in the State of New York, as of the 21st day of November, 1997.


                                          NORTH FORK BANCORPORATION, INC.

                                          By /s/ JOHN A. KANAS

                                            ------------------------------------
                                            John A. Kanas
                                            Chairman, President and Chief
                                            Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.



                SIGNATURE                               TITLE                     DATE
------------------------------------------  -----------------------------  ------------------

                    *                       President, Chief Executive      November 21, 1997
------------------------------------------    Officer and Chairman of the
              John A. Kanas                   Board

                    *                       Executive Vice President and    November 21, 1997
------------------------------------------    Chief Financial Officer
             Daniel M. Healy

                    *                       Vice Chairman of the Board      November 21, 1997
------------------------------------------
               John Bohlsen

                    *                       Vice Chairman of the Board      November 21, 1997
------------------------------------------
            Thomas M. O'Brien
                    *                       Director                        November 21, 1997
------------------------------------------
           Irvin L. Cherashore

          /s/ ALLAN C. DICKERSON            Director                        November 21, 1997
------------------------------------------
            Allan C. Dickerson

           /s/ LLOYD A. GERARD              Director                        November 21, 1997
------------------------------------------
             Lloyd A. Gerard

                    *                       Director                        November 21, 1997
------------------------------------------
              James F. Reeve

                    *                       Director                        November 21, 1997
------------------------------------------
             George H. Rowsom

                SIGNATURE                               TITLE                     DATE
------------------------------------------  -----------------------------  ------------------
                    *                       Director                        November 21, 1997
------------------------------------------
             Raymond W. Terry

                    *                       Director                        November 21, 1997
------------------------------------------
            Kurt R. Schmeller

         *By: /s/ DANIEL M. HEALY           Executive Vice President and    November 21, 1997
------------------------------------------    Chief Financial Officer
             Daniel M. Healy
             Attorney In Fact



     Pursuant to the requirements of the Securities Act of 1933, North Fork Capital Trust II has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, and State of New York, as of the 21st day of November, 1997.


                                          NORTH FORK CAPITAL TRUST II

                                          By: /s/ DANIEL M. HEALY

                                            ------------------------------------
                                            Daniel M. Healy
                                            as Administrative Trustee

                                          By: /s/ JOHN N. DIGIACOMO

                                            ------------------------------------
                                            John N. DiGiacomo
                                            as Administrative Trustee


     Pursuant to the requirements of the Securities Act of 1933, North Fork Capital Trust III has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, and State of New York, as of the 21st day of November, 1997.


                                          NORTH FORK CAPITAL TRUST III

                                          By: /s/ DANIEL M. HEALY

                                            ------------------------------------
                                            Daniel M. Healy
                                            as Administrative Trustee

                                          By: /s/ JOHN N. DIGIACOMO

                                            ------------------------------------
                                            John N. DiGiacomo

                                            as Administrative Trustee

                                 EXHIBIT INDEX

ITEM 16.  EXHIBITS.


EXHIBIT NO.                                       DESCRIPTION
-----------     -------------------------------------------------------------------------------
    4.1      -- Indenture of North Fork Bancorporation, Inc. relating to the Junior
                Subordinated Debt Securities (incorporated herein by reference to the
                Registration Statement on Form S-4 (File No. 333-24419) filed with the
                Commission on April 2, 1997)
    4.2      -- Certificate of Trust of North Fork Capital Trust II*
    4.3      -- Declaration of Trust of North Fork Capital Trust II*
    4.4      -- Certificate of Trust of North Fork Capital Trust III*
    4.5      -- Declaration of Trust of North Fork Capital Trust III*
    4.6      -- Form of Amended and Restated Declaration of Trust for North Fork Capital Trust
                II
    4.7      -- Form of Amended and Restated Declaration of Trust for North Fork Capital Trust
                III
    4.8      -- Form of Guarantee Agreement of North Fork Bancorporation, Inc. relating to the
                Capital Securities of North Fork Capital Trust II
    4.9      -- Form of Guarantee Agreement of North Fork Bancorporation, Inc. relating to the
                Capital Securities of North Fork Capital Trust III
   12.1      -- Computation of ratio of earnings to fixed charges (excluding interest on deposits)
   12.2      -- Computation of ratio of earnings to fixed charges (including interest on deposits)
   23.1      -- Consent of KPMG Peat Marwick LLP relating to North Fork Bancorporation, Inc.
   23.2      -- Consent to KPMG Peat Marwick LLP relating to New York Bancorp Inc.
   23.3      -- Consent of Seward & Monde
   23.4      -- Consent of Skadden, Arps, Slate, Meagher & Flom LLP
   24        -- Power of Attorney of certain officers and directors of North Fork
                Bancorporation, Inc.*
   25.1      -- Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Indenture, and the Amended and Restated Declarations of Trust of
                North Fork Capital Trust II and North Fork Capital Trust III and the Guarantees
                for the benefit of the holders of Capital Securities of North Fork Capital
                Trust II and North Fork Capital Trust III


---------------

* Previously filed.